UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: August 15, 2011

Date of report: August 18, 2011

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2011, Santa Clara Valley Bank’s board of directors announced the resignation of President and CEO Michael Hause. Such resignation was effective Friday, July 29, 2011. Together with such resignation, Mr. Hause accepted a management position with Calavo Growers, Inc. (Calavo) and began employment with Calavo on August 15, 2011. Mr. Hause resigned from the board of directors of Calavo on August 15, 2011.

Concurrently with Mr. Hause’s resignation from the board of directors of Calavo Growers, Inc. (the board), the board appointed Mr. James Helin to fill the board position vacated by Mr. Michael Hause. Mr. Helin has not been appointed to any committees of the board of directors, nor does he have any transactions with related persons which would require disclosure pursuant to Item 404 of Regulation S-K. Mr. Helin will receive the standard director compensation that Calavo provides to its non-employee directors. A description of Calavo’s standard director compensation can be found on page 11 of Calavo’s 2011 Proxy Statement, dated March 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
August 18, 2011

	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors,
Chief Executive Officer and President
(Principal Executive Officer)

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